As filed with the Securities and Exchange Commission on April 22, 2004

Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_________________

HUDSON HIGHLAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	7363	59-3547281
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

622 Third Avenue
New York, New York 10017
(212) 351-7300
(Address, including zip code, and telephone number, including area code, of registrant's principal e

_________________

Richard W. Pehlke
Executive Vice President and Chief Financial Officer
Hudson Highland Group, Inc.
622 Third Avenue
New York, New York 10017
(212) 351-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

With a copy to:
Benjamin F. Garmer, III
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5367
(414) 271-2400

_________________

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

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        If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   |_|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   |_|

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $.001	350,000 shares	$28.69	$10,041,500	$1,272.26

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices for Hudson Highland Group, Inc. Common Stock as reported on The Nasdaq National Market on April 15, 2004.

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        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Hudson Highland Group, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 22, 2004

Prospectus

[GRAPHIC OMITTED][HUDSON HIGHLAND LOGO]

Hudson Highland Group, Inc.

350,000 Shares of Common Stock

        By this prospectus, we may offer up to 350,000 shares of our common stock from time to time in connection with acquisitions of businesses, assets or securities of other companies whether by purchase, merger or any other form of acquisition or business combination.

        The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities we may acquire. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business, merging the acquired business with us or one of our subsidiaries or acquiring the acquired business through one of our subsidiaries. We expect that the price of the shares we issue will be related to their market price, either when we tentatively or finally agree to the particular terms of the acquisition, when we issue the shares, when the acquisition is completed or during some other negotiated period, and may be based on average market prices or otherwise. We may issue shares at fixed offering prices, which may be changed, or at other negotiated prices. We may be required to provide further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.

        We will pay all expenses of this offering. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in connection with certain acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933.

        We may also permit individuals or entities who have received or will receive shares of our common stock in connection with the acquisitions described above to use this prospectus to cover resales of those shares. See “Resales of Shares” for information relating to resales of our common stock pursuant to this prospectus.

        Our common stock is listed on The Nasdaq National Market under the symbol “HHGP.” We will apply to list the shares offered by this prospectus on The Nasdaq National Market. On April 21, 2004, the closing sale price of our common stock was $29.97 per share.

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        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is April 22, 2004.

ABOUT THIS PROSPECTUS

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “our company,” “we,” “our,” “us” or similar references mean Hudson Highland Group, Inc.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell up to 350,000 shares of our common stock in connection with the acquisition of various businesses in one or more offerings. This prospectus provides you with a general description of our common stock that we may offer. When we offer common stock under this prospectus, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers, regardless of time of delivery of this prospectus or any supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus or any supplement to this prospectus in that jurisdiction. Persons who come into possession of this prospectus or any supplement to this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any supplement to this prospectus applicable to that jurisdiction.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide you without charge upon your request, a copy of any documents that we incorporate by reference, other than exhibits to those documents that are not specifically incorporated by reference into those documents. You may request a copy of a document by writing to Hudson Highland Group, Inc., 622 Third Avenue, New York, New York 10017, Attention: Corporate Secretary, or by calling the Corporate Secretary at (212) 351-7300. To ensure timely delivery, you must request the information no later than five business days before you make your investment decision.

HUDSON HIGHLAND GROUP, INC.

        We provide professional staffing services on a permanent, contract and temporary basis, as well as executive search and a range of human capital services to businesses operating in a wide variety of industries. We are organized into two principal businesses, Hudson Global Resources and Highland Partners, which constituted approximately 85% and 15% of our gross margin, respectively, for the year ended December 31, 2003.

        Hudson Global Resources. Hudson Global Resources primarily provides mid-level professional temporary personnel and permanent recruitment services to our clients. Mid-level professionals are those who typically earn between $50,000 and $150,000 annually, and possess professional skills and/or profile required by our clients. In the case of our temporary recruitment business, we primarily focus on the placement of professionals in temporary assignments that can range from one day to more than twelve months. In the case of our permanent placement business, we search and select mid-level professionals, both on a contingent and retained basis, for permanent employment with our clients. In larger markets, our sales strategy focuses on both clients operating in particular business segments, such as financial services, health care, or technology, and candidates possessing particular professional qualifications, such as accounting and finance, information technology and communications, legal and health care. Hudson Global Resources uses both traditional and interactive methods to select potential candidates for our clients, employing a suite of products that assess talent and help predict whether a candidate will be successful in a given role.

        Hudson Global Resources also provides a variety of other services in the area of Human Capital Solutions including, among others, customized interactive recruiting and HR solutions, executive assessment and coaching, knowledge management, diversity and inclusion assessment and consulting, organizational effectiveness, and career transition. Through our Center for High Performance, we also offer leadership solutions designed to assist senior management in enhancing the operating performance of large organizations.

        These services enable us to offer clients a comprehensive set of human capital management services, ranging from providing temporary workers, to assessment or coaching of permanent staff, to recruitment or search for permanent executives and professionals, to outplacement.

        Hudson Global Resources operates on a global basis with our revenue generated approximately evenly among North America, Europe (including the United Kingdom), and the Asia Pacific region (primarily Australia and New Zealand).

        Highland Partners. Highland Partners offers a comprehensive range of executive search services on a retained basis aimed at recruiting senior level executives or professionals. Highland Partners also has an active practice in assisting clients desiring to augment their boards of directors. Highland Partners concentrates on searches for positions of senior executives and operates exclusively on a retained basis.

        Highland Partners employs a multilevel process to identify appropriate candidates for our clients. This process begins with an analysis of the vacant position and a thorough understanding of both the tangible skills and experience required, as well as the intangible cultural aspects of the client’s workplace. These requirements are then matched against a pool of qualified candidates. We then assist the client with the interview process and help the client structure the compensation package for the best candidate.

         Highland Partners approaches the market through industry sectors, such as financial services, life sciences, retail and consumer products, industrial and technology. This industry sector sales approach is designed to enable us to better understand the market conditions and strategic management issues faced by clients within their specific business sectors. Highland Partners is also organized to recruit candidates through functional specialist groups, including board of directors, chief financial officer, chief information officer, human resources and legal. These functional expertise groups each are comprised of consultants who have extensive backgrounds in placing executives in certain specialist positions within a business.

        Highland Partners operates as a global boutique with 16 practice offices in five countries. For the year ended December 31, 2003, approximately 68% of revenues in the Highland Partners business were derived in North America.

        Hudson Highland Group, Inc. is the combination of 67 acquisitions made prior to our spin-off from Monster Worldwide, Inc. (“Monster”), formerly TMP Worldwide, Inc. While these acquisitions were made between 1999 and 2002, some of our constituent businesses have operated for more than 20 years. These companies and businesses operated within Monster as the eResourcing and Executive Search divisions since 1998. On March 31, 2003 we spun-off from Monster, who distributed 100% of our outstanding common stock to stockholders of Monster as of the close of business on March 14, 2003. Since the spin-off from Monster, we have operated as an independent, publicly held company.

        Our principal executive offices are located at 622 Third Avenue, New York, New York, 10017. Our telephone number is (212) 351-7300.

USE OF PROCEEDS

        This prospectus relates to common stock that we may offer from time to time in connection with the acquisition of various assets, businesses or securities. We will not receive any proceeds from these offerings other than the assets, businesses or securities acquired. When a selling shareholder uses this prospectus in a public reoffering or resale of shares of common stock acquired pursuant to this prospectus, we will not receive any proceeds from any such sale by a selling shareholder.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock summarizes general terms and provisions that apply to the capital stock. Since this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

General

        Our certificate of incorporation provides us with the authority to issue 100,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. We will disclose in an applicable prospectus supplement the number of shares of our common stock then outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Our Common Stock

        Dividends. Each share of our common stock is entitled to dividends if, as and when dividends are declared by our board of directors and paid. Under Delaware corporate law, we may declare and pay dividends only out of our surplus, or in case there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding year. We may not declare dividends, however, if our capital has been diminished by depreciation, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution. We will pay any dividend so declared and payable in cash, capital stock or other property equally, share for share, on our common stock.

        Voting Rights. Each share of our common stock is entitled to one vote on all matters.

        Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of the shares of our common stock are entitled to share equally, share for share, in the assets available for distribution, subject to any liquidation preference on any outstanding shares of our preferred stock.

        Other. No stockholder of our common stock has preemptive or other rights to subscribe for additional shares of our common stock.

Our Preferred Stock

        We will issue our preferred stock from time to time in one or more series as determined by our board of directors. Our board of directors is authorized to issue the shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of Hudson without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock, including the loss of voting control to others.

Delaware Anti-Takeover Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors and/or stockholders in a prescribed manner or the person owns at least 85% of the corporation’s outstanding voting stock after giving effect to the transaction in which the person became an interested stockholder. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. A Delaware corporation may “opt out” from the application of Section 203 through a provision in its certificate of incorporation or by-laws. We have not “opted out” from the application of Section 203. The foregoing provisions of Section 203 of the Delaware General Corporation Law could have the effect of delaying, deferring or preventing a change of control of our company.

PLAN OF DISTRIBUTION

        This prospectus covers shares of common stock that we may issue from time to time in connection with acquisitions of businesses, assets or securities of other companies. In addition to the shares of common stock offered by this prospectus, we may offer other consideration, including stock options, cash, notes or other evidences of debt, assumption of liabilities or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.

        We expect the terms of acquisitions involving the issuance of the shares of common stock covered by this prospectus to be determined by direct negotiations between our representatives and the owners or controlling persons of the businesses, assets or securities to be acquired. Factors taken into account in acquisitions may include, among other factors, the quality and reputation of the business to be acquired and its management, the strategic market position of the business to be acquired, its proprietary assets, earning power, cash flow and growth potential, and the market value of its common stock when pertinent. The value of our shares of common stock issued in any such acquisition will be offered at prices based upon or reasonably related to the current market value of the common stock. The value will be determined either when the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, when we issue the shares or during some other negotiated period. We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions. Any person receiving finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act.

        In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under the exemption from registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We anticipate that, in general, negotiated agreements will be of limited duration and will permit the recipients of securities issued in connection with acquisitions to sell up to a specified number of shares per week or business day or days. We may also determine to waive any such agreements without public notice.

RESALES OF SHARES

        In general, the persons to whom we issue common stock under this prospectus will be able to resell our common stock in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive our common stock may want to resell those shares in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling shareholders who may wish to sell shares of common stock. As used in this prospectus, “selling shareholders” may include donees and pledgees selling securities received from a named selling shareholder. We may limit our consent to a specified time period and subject our consent to certain limitations and conditions, which may vary by agreement.

        We will receive none of the proceeds from any sales by selling shareholders. Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act. We will pay printing, certain legal, filing and other similar expenses of this offering. Selling shareholders will bear all other expenses of this offering, including any brokerage fees, underwriting discounts or commissions and their own legal expenses.

        Selling shareholders may sell the shares of common stock offered by this prospectus:

•	through The Nasdaq National Market or any other securities exchange or quotation service that lists or quotes our common stock for trading;

•	in the over-the-counter market;

•	in special offerings;

•	in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchases;

•	in transactions in which a broker or dealer will attempt to sell shares as an agent but may position and resell a portion of the shares as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.

        Selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions above may include block transactions.

        Resales by selling shareholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling shareholders’ agent in the resale of the shares by the selling shareholders, or the securities firm may purchase securities from the selling shareholders as principal and thereafter resell the securities from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed. We and the selling shareholders may indemnify any securities firm participating in such transactions against certain liabilities, including liabilities under the Securities Act, and to reimburse them for any expenses in connection with an offering or sale of securities. We may also agree to indemnify the selling shareholders against any such liabilities or reimburse them for expenses. Profits, commissions and discounts on sales by persons who may be deemed to be underwriters within the meaning of the Securities Act may be deemed underwriting compensation under the Securities Act.

        Selling shareholders may also offer shares of common stock covered by this prospectus by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales that meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling shareholders should seek the advice of their own counsel about the legal requirements for such sales.

        This prospectus will be amended or supplemented, if required by the Securities Act and the rules of the SEC, to disclose the name of the selling shareholder, the participating securities firm, if any, the number of shares of common stock involved and other information concerning the resale, including the terms of any distribution, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions, concessions or other items constituting compensation. We may agree to keep the registration statement relating to the offering and sale by the selling shareholders of our securities continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-4, including exhibits, under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

        We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2003;

•	our Current Report on Form 8-K, dated March 18, 2004; and

•	the description of our common stock contained in our Registration Statement on Form 10, dated March 14, 2003, and any amendment or report updating that description.

        You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Hudson Highland Group, Inc.
622 Third Avenue
New York, New York 10017
(212) 351-7300
Attention: Corporate Secretary

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

EXPERTS

        Our consolidated financial statements and the related financial statement schedules incorporated in this registration statement by reference to our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Under the provisions of Section 145 of the Delaware General Corporation Law, the Registrant is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the Registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings). In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable to the Registrant (except for expenses allowed by a court).

        The Registrant’s Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by applicable law. Under the provisions of the Registrant’s Amended and Restated By-laws, the Registrant is required to indemnify officers or directors to a greater extent than under the current provisions of Section 145 of the Delaware General Corporation Law. Except with respect to stockholder derivative actions, the By-law provisions generally state that the director or officer will be indemnified against expenses, amounts paid in settlement and judgments, fines, penalties and/or other amounts incurred with respect to any threatened, pending or completed proceeding, provided that (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

        The foregoing standards also apply with respect to the indemnification of expenses incurred in a stockholder derivative suit. However, a director or officer may only be indemnified for settlement amounts or judgments incurred in a derivative suit to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        In accordance with the Delaware General Corporation Law, the Registrant’s Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the Registrant or its stockholders, for monetary damages except (i) for breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of are, including any such actions involving gross negligence.

        The Registrant maintains insurance policies that provide coverage to its directors and officers against certain liabilities.

Item 21.     Exhibits and Financial Statement Schedules.

(a)	Exhibits. The exhibits listed in the accompanying exhibit index are filed (except where otherwise indicated) as part of this registration statement.

(b)	Financial Statement Schedules. Schedule II – Valuation and Qualifying Accounts is hereby incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003. All other schedules are omitted because they are not applicable or not required, or because the required information is shown in the consolidated financial statements or in the notes thereto.

(c)	Reports, Opinions or Appraisals. Not applicable.

Item 22.    Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of Form S-4.

(d)	The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)	The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(g)	The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 22, 2004.

HUDSON HIGHLAND GROUP, INC.
By: /s/ Jon F. Chait
Jon F. Chait
Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jon F. Chait	Chairman, President, Chief Executive	April 22, 2004
Jon F. Chait	Officer and Director (Principal
Executive Officer)
/s/ Richard W. Pehlke	Executive Vice President, Chief	April 22, 2004
Richard W. Pehlke	Financial Officer and Director
(Principal Financial Officer)
/s/ Ralph L. O'Hara	Vice President, Controller (Principal	April 22, 2004
Ralph L. O'Hara	Accounting Officer)
*	Director	April 22, 2004
John J. Haley
*	Director	April 22, 2004
Jennifer Laing
*	Director	April 22, 2004
Nicholas G. Moore
*	Director	April 22, 2004
David G. Offensend
*	Director	April 22, 2004
Rene Schuster

*	By: /s/ Jon F. Chait Jon F. Chait Attorney-in-fact

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EXHIBIT INDEX

Exhibit
Number	Document Description

(4.1)	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed March 14, 2003 (File No. 0-50129)).

(4.2)	Amended Restated Loan and Security Agreement, dated as of June 25, 2003, by and among the Registrant and each of its subsidiaries that are signatories thereto, as Borrowers, the lenders that are signatories thereto, as the Lenders, and Wells Fargo Foothill, Inc. as the Arranger and Administrative Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

(4.3)	Amendment No. 1 to Amended and Restated Loan Security Agreement, dated as of September 30, 2003, between the Registrant and Wells Fargo Foothill, Inc. (incorporated by reference to Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003).

(4.4)	Amendment No. 2 to and Consent Under Amended and Restated Loan and Security Agreement, dated as of December 29, 2003, between the Registrant and Wells Fargo Foothill, Inc. (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed January 16, 2004).

(4.5)	Amendment No. 3, Consent and Joinder to Amended and Restated Loan Security Agreement, dated as of March 2, 2004, between the Registrant and Wells Fargo Foothill, Inc. (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

(5)	Opinion of Foley & Lardner LLP (including consent of counsel).

(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).

(23.2)	Consent of BDO Seidman, LLP.

(24)	Powers of attorney.

Documents incorporated by reference to filings made by Hudson Highland Group, Inc. under the Securities Exchange Act of 1934, as amended, are under File No. 000-50129.

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